Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Worldwide 2003 Share Option Plan of Aladdin Knowledge Systems Ltd. (the “Company”) of our report dated March 27, 2008, with respect to the consolidated financial statements of the Company and its subsidiaries, included in its Annual Report on Form 20-F, for the year ended December 31, 2007 filed with the Securities and Exchange Commission.

Tel Aviv, Israel January 7, 2009	/s/ KOST FORER GABBAY & KASIERER KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global